EXHIBIT 5

                      [Letterhead of The Money Store Inc.]


                                                  September 12, 1996


The Money Store Inc.
2840 Morris Avenue
Union, New Jersey 07083

Gentlemen:

I am Corporate Counsel of The Money Store Inc., a New Jersey corporation (the "Company"), and am rendering this opinion in connection with the Company's preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the issuance of up to 2,812,500 shares (the "Securities") of common stock, no par value per share (the "Common Stock"), of the Company, upon exercise of options granted and to be granted under the 1995 Stock Incentive Plan of The Money Store Inc. (the "Plan"), and such indeterminate number of shares of Common Stock which may be issued by reason of the anti-dilution provisions of the Plan. This opinion letter is Exhibit 5.1 to the Registration Statement.

In rendering this opinion, I have examined copies of the Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, each as amended to the date hereof, the Registration Statement, the Plan, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as I have deemed necessary to form the basis of the opinion hereinafter expressed. In my examination of such materials, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to me. As to various questions of fact material to such opinion, I have relied, to the extent I deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

I express no opinion except as to the laws of the State of New Jersey.

Based on the foregoing, I am of the opinion that the Securities have been duly authorized and, when issued and delivered in accordance with the terms of the Plan and the stock option certificates authorized and required thereunder (including due payment of any exercise price in the amount and in the manner set forth therein), will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such consent, I do not admit hereby that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                     Yours truly,

                                                     /s/ Eric R. Elwin
                                                         Eric R. Elwin
                                                         Corporate Counsel